EXHIBIT 10.1

AGREEMENT

This AGREEMENT, effective as of the 29th day of June, 2007 (the “Effective Date”) by and between Vyyo Inc., a Delaware corporation with an address at 6625 The Corners Parkway, Suite 100, Norcross, Georgia 30092 (“Inc”), and Vyyo Ltd., an Israeli company with an address at 4 Hanegev Street Kiryat Sde Hateufa P.O.Box 197, Ben-Gurion Airport, 70100 Israel (“Ltd”, and together with Inc, the “Parties”).

RECITALS

WHEREAS, Inc owns 100% of the issued and outstanding shares of Ltd;

WHEREAS, Inc has made loans (the “Loans”) to Ltd in an aggregate principal amount of $77,139,471 (the “Loan Amount”);

WHEREAS, a total of $17,062,294 of interest payable from Ltd to Inc has accrued on the Loans from the dates on which the Loans were made through the Effective Date (the “Accrued Interest”), and none of the Accrued Interest has been paid;

WHEREAS, Inc and Ltd wish to convert the Loan Amount (as such term is defined below) into a convertible capital note of Ltd.

NOW, THEREFORE, for good and valuable consideration, the Parties hereto agree as follows:

1.                         Inc hereby forgives all of the Accrued Interest owed to it by Ltd.

2.                         The Loans are hereby replaced, and the Loan Amount is hereby converted into a capital note in the form of Exhibit A hereto (the “Conversion”).  The Conversion is effective as of the Effective Date.

3.                         This Agreement shall be governed by the laws of the State of Israel without reference to the conflict of laws provisions thereof.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

VYYO INC.		VYYO LTD.

By:	/s/ WAYNE H. DAVIS	By:	/s/ JACOB KRUK

Name: Wayne H. Davis		Name: Jacob Kruk

Title: Chief Executive Officer		Title: General Manager

Exhibit A

Convertible Capital Note

This Convertible Capital Note (“Capital Note”) in the amount of US$77,139,471 (the “Principal”) is entered into effect as of January 1st, 2007, by and between Vyyo Inc, a corporation duly incorporated under the laws of the State of Delaware (the “Holder”), and Vyyo Ltd., a company registered and existing under the laws of the State of Israel (“Company”).

1.                                       Interest Rate; Payment

(a)                                  The outstanding balance of the Principal shall bear no interest.

(b)                                 The Company will repay the Principal at such time as the Company and the Holder shall jointly determine; provided that no such repayment shall be made until the second anniversary of the date of this Capital Note. The Holder shall have no right to demand the repayment of the Principal, or any balance thereof, whether under Israeli or other applicable law.  The Company shall not be entitled to repay or redeem the Capital Note prior to the liquidation or dissolution of the Company, unless agreed otherwise with the Holder.

2.                                       Conversion

(a)                                  This Capital Note may be converted into ordinary shares of the Company, nominal value NIS 1.00 per share (“Ordinary Shares”), which conversion may be made, at the option of Holder, at any time and from time to time, by a written notice to the Company. The number of Ordinary Shares to be issued to the Holder shall be determined in accordance with the Company’s fair market value at the date of such conversion, as determined by the Company’s Board of Directors at such time.  Notwithstanding any other provision herein to the contrary, the Company may satisfy its repayment obligation hereunder by converting the Principal of this Capital Note into Ordinary Shares, which conversion may be made, at the option of Company, at any time, by written notice to the Holder. The number of Ordinary Shares to be issued to the Holder upon any conversion shall be calculated by dividing (i) the amount of the Principal being converted by (ii) US$500,000.

(b)                                 Upon conversion of this Capital Note into Ordinary Shares in accordance herewith, such Ordinary Shares shall confer upon the Holder all rights and obligations conferred by all other issued and outstanding Ordinary Shares of the Company upon the holders thereof for all intents and purposes, including, without limitation, the right to receive notices of, and to attend, all annual or special meeting of the shareholders of the Company in accordance with the

Israeli Companies Law 1999; the right to one vote per each share held at all such annual or special meetings or shareholders resolutions for all purposes; the right to participate and share equally, on a per share basis, in distribution of dividends; and to participate and share equally, on a per share basis, in distribution of surplus assets and funds in the Company, including upon any liquidation of dissolution of the Company.

(c)                                  The Company covenants that it will, at all relevant times, reserve and keep available the necessary amount of its authorized Ordinary Shares solely for the purpose of issue or delivery upon conversion of this Capital Note as hereof provided.

3.                                       Subordination

The Company covenants and agrees, that the repayment of the Principal is hereby expressly made subordinate and junior in right to all other indebtedness of the Company, existing on the date hereof or in the future. Notwithstanding the foregoing, nothing in this section shall prevent the conversion of this Capital Note in accordance with the terms hereof.

4.                                       Rights as a Shareholder

In its capacity as Holder of this Capital Note and prior to any conversion, Holder shall not be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions.

5.                                       Accounting and Tax Treatment

The Company and the Holder acknowledge that they will treat this Capital Note as equity for all U.S. Federal income tax purposes and as an equity investment for U.S. accounting purposes.

6.                                       Successors and Assigns

This Capital Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. The Holder and the Company may not assign any of their rights under this Capital Note without the prior written consent of the other, as the case may be.

7.                                       Liquidation Event

Subject to section 3 above, in  the event (i) of any dissolution, liquidation or winding-up of the Company; (ii) any bankruptcy, insolvency or reorganization proceeding under any bankruptcy or insolvency or similar law, whether voluntary or involuntary, is properly commenced by or against the Company; or (iii) a receiver or liquidator has been appointed to all or substantially all of the

Company’s assets (each, a “Liquidation”), the Holder shall receive the greater of (i) the Principal or (ii) the amount that the Holder would have received if this Capital Note would have been converted into Ordinary Shares immediately prior to such Liquidation.

8.                                       Amendments and Waiver

(a)                                  No failure or delay on the part of the Company or the Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof. Nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(b)                                 Any amendment, supplement or modification of or to any provision of this Capital Note, any waiver of any provision of this Capital Note and any consent to any departure by the Company from the terms of any provision of this Capital Note, shall be effective (i) only if it is made or given in writing and signed by the Company and the Holder, and (ii) only in the specific instance and for the specific purpose for which made or given.

9.                                       Headings

The headings in this Capital Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

10.                                 Governing Law

This Capital Note shall be governed by and construed in accordance with the laws of the State of Israel, without regard to the conflicts of law principles thereof.

11.                                 Consent to Jurisdiction

The parties hereby irrevocably consent to the nonexclusive jurisdiction of the court of the Tel-Aviv-Jaffa District, Israel, in connection with any action or proceeding arising out of or relating to this Capital Note or any document or instrument delivered pursuant to this Capital Note.

12.                                 Severability

In the event that any one of the provisions of this Capital Note is for any reason held to be invalid or unenforceable, the remaining provisions of this Capital Note will be unimpaired, and the invalid or unenforceable provision will be replaced by a mutually acceptable provision, which being valid and enforceable, comes closest to the intention of the parties underlying the invalid or unenforceable provision.

13.                                 Entire Agreement

This Capital Note is the sole and final expression of the parties’ agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein.

14.                                 Further Assurances

The Company shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other person) as may be reasonably required or desirable to carry out or to perform the provisions of this Capital Note.

IN WITNESS WHEREOF, the parties hereto have executed this Capital Note.

Vyyo Inc.		Vyyo Ltd.

By:	/s/ WAYNE H. DAVIS	By:	/s/ JACOB KRUK

Wayne H. Davis		Jacob Kruk

Chief Executive Officer		General Manager (Name & Title of Signatory)

Date: June 29, 2007		Date: June 29, 2007